News Release

Endwave Reports Third Quarter 2007 Financial Results

SAN JOSE, CA - October 23, 2007 - Endwave Corporation (Nasdaq: ENWV), a leading provider of high frequency RF modules for telecommunications networks, defense electronics and homeland security systems, today reported financial results for its third quarter of 2007, which ended on September 30, 2007.

Revenues were $13.8 million for the third quarter of 2007, compared with $18.8 million for the third quarter of 2006 and $13.5 million for the second quarter of 2007. Net loss, calculated in accordance with accounting principles generally accepted in the United States (GAAP), for the third quarter of 2007 was $1.7 million, or $0.14 per share, compared with net income for the third quarter of 2006 of $911,000, or $0.06 per diluted share, and net loss for the second quarter of 2007 of $1.9 million, or $0.16 per share.

Non-GAAP net loss for the third quarter of 2007 was $215,000, or $0.02 per share, compared with non-GAAP net income for the third quarter of 2006 of $2.0 million, or $0.14 per diluted share, and non-GAAP net loss for the second quarter of 2007 of $489,000, or $0.04 per share. For the third quarter of 2007, non-GAAP net loss was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $329,000. For the third quarter of 2006, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $878,000, amortization of intangible assets of $152,000, and loss on sale of assets of $84,000 related to the relocation of the Company headquarters. For the second quarter of 2007, non-GAAP net income was calculated by excluding non-cash stock-based compensation expense of $1.1 million and amortization of intangible assets of $270,000.

Cash, cash equivalents and investments as of September 30, 2007 were $65.4 million, compared with $64.7 million at June 30, 2007.

“Our third quarter revenues and gross margin improved over the previous quarter, including an increase in our sales to Nokia Siemens Networks by nearly 30% from last quarter,” said Ed Keible, Endwave’s President and Chief Executive Officer. “However, consistent with the viewpoints expressed by several of the large wireless infrastructure equipment providers, we are cautious as to the overall outlook for our core telecom business in the fourth quarter.”

Conference Call
Endwave Corporation will hold a conference call to discuss the Company’s financial results today at 1:30 p.m. Pacific Time. Investors are invited to participate in the conference call by dialing (303) 262-2193 (no pass code required) by 1:20 p.m. PT on October 23. Starting approximately one hour after the completion of the live call, a replay will also be available until October 30. To access the recording, dial (303) 590-3000 (Pass code: 11098808). Investors are also invited to listen to a live and/or archived webcast of Endwave's quarterly conference call on the investor relations section of the Company's Web site. The webcast replay will be available for 90 days.

About Endwave
Endwave Corporation designs, manufactures and markets RF modules that enable the transmission, reception and processing of high-frequency signals in telecommunications networks, defense electronics and homeland security systems. These RF modules include high-frequency integrated transceivers, amplifiers, synthesizers, oscillators, up and down converters, frequency multipliers and microwave switch arrays. Endwave has 42 issued patents covering its core technologies including semiconductor and proprietary circuit designs. Endwave Corporation is headquartered in San Jose, CA, with operations in Diamond Springs, CA; El Dorado Hills, CA; Andover, MA; and Chiang Mai, Thailand. Additional information about the Company can be accessed from the Company’s web site at www.endwave.com.

Use of Non-GAAP Financial Information
To supplement the Company's condensed consolidated financial statements presented in accordance with GAAP, Endwave uses certain measures of financial performance that are non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. These non-GAAP measures may include gross margin, net income (loss) and net income (loss) per share data that are adjusted from results based on GAAP to exclude certain expenses, gains and losses. These non-GAAP measures are provided to enhance investors’ overall understanding of the Company’s current financial performance and the Company’s prospects for the future. Specifically, Endwave believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of its core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. These non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:
This press release and the conference call referred to in this press release may contain forward-looking statements within the meaning of the Federal securities laws and is subject to the safe harbor created thereby. Any statements contained in this press release or on the conference call that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “plans,” “intends,” “expects,” “believes” and similar expressions are intended to identify these forward-looking statements. Information contained in forward-looking statements is based on current expectations and is subject to change. Actual results could differ materially from the forward-looking statements due to many factors, including the following: volatility resulting from consolidation of key customers; our ability to achieve revenue growth and maintain profitability; our customer and market concentration; our suppliers’ abilities to deliver raw materials to our specifications and on time; our successful implementation of next-generation programs, including inventory transitions; our ability to penetrate new markets; fluctuations in our operating results from quarter to quarter; our reliance on third-party manufacturers and semiconductor foundries; acquiring businesses and integrating them with our own; component, design or manufacturing defects in our products; our dependence on key personnel; and fluctuations in the price of our common stock. Forward-looking statements contained in this press release and on our conference call should be considered in light of these factors and those factors discussed from time to time in Endwave's public reports filed with the Securities and Exchange Commission, such as those discussed under “Risk Factors” in Endwave’s most recent Annual Report on Form 10-K, and subsequently-filed reports on Form 10-Q. Endwave does not undertake any obligation to update such forward-looking statements.

- Financial Tables Attached -

Contact:
Mary McGowan
Summit IR Group Inc.
(408) 404-5401
mary@summitirgroup.com

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	September 30, 2007	December 31, 2006

Assets
Current assets
Cash and cash equivalents	$25,344	$26,176
Short-term investments	33,388	41,411
Accounts receivables, net	10,089	8,713
Inventories	13,067	17,127
Other current assets	968	640
Total current assets	82,856	94,067
Long-term investments	6,629	-
Property and equipment, net	2,829	2,024
Other assets	227	110
Restricted cash	25	261
Goodwill and intangible assets, net	7,773	4,191
Total assets	$100,339	$100,653

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$3,981	$4,280
Accrued warranty	2,975	2,928
Accrued compensation	2,664	2,652
Other current liabilities	1,906	1,164
Total current liabilities	11,526	11,024

Other long-term liabilities	116	231
Total stockholders' equity	88,697	89,398
Total liabilities and stockholders' equity	$100,339	$100,653

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
Total revenues	$13,794	$18,836	$42,084	$48,908
Costs and expenses:
Cost of product revenues	9,940	12,815	30,768	34,245
Cost of product revenues, amortization of intangible assets	149	113	399	337
Research and development	2,792	2,389	7,906	6,579
Selling, general and administrative	3,230	3,353	9,709	9,845
Amortization of intangible assets	180	39	352	117
Total costs and expenses	16,291	18,709	49,134	51,123
Income (loss) from operations	(2,497)	127	(7,050)	(2,215)
Interest and other income, net	842	784	2,708	1,741
Net income (loss)	$(1,655)	$911	$(4,342)	$(474)
Basic net income (loss) per share	$(0.14)	$0.08	$(0.37)	$(0.04)
Diluted net income (loss) per share	$(0.14)	$0.06	$(0.37)	$(0.04)
Weighted shares used in basic per share calculation	11,618,746	11,436,417	11,590,059	11,403,728
Weighted shares used in diluted per share calculation	11,618,746	14,676,969	11,590,059	11,403,728

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)
(in thousands, except share and per share amounts)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
Total revenues	$13,794	$18,836	$42,084	$48,908
Costs and expenses:
Cost of product revenues	9,740	12,695	30,273	33,911
Research and development	2,562	2,260	7,294	6,170
Sales, general and administrative	2,549	2,724	7,715	8,024
Total costs and expenses	14,851	17,679	45,282	48,105
Income (loss) from operations	(1,057)	1,157	(3,198)	803
Interest and other income, net	842	868	2,708	1,825
Net income (loss)	$(215)	$2,025	$(490)	$2,628
Basic net income (loss) per share	$(0.02)	$0.18	$(0.04)	$0.23
Diluted net income (loss) per share	$(0.02)	$0.14	$(0.04)	$0.19
Weighted average shares used in basic per share calculation	11,618,746	11,436,417	11,590,059	11,403,728
Weighted average shares used in diluted per share calculation	11,618,746	14,780,725	11,590,059	13,515,196

Basis of presentation:
1.Non-GAAP operating results exclude amortization of intangible assets, loss on sale of assets and non-cash stock compensation expense.

GAAP TO NON-GAAP NET LOSS RECONCILIATION
(in thousands)
(unaudited)

	Three months ended		Nine months ended
	Sept. 30, 2007	Sept. 30, 2006	Sept. 30, 2007	Sept. 30, 2006
GAAP net income (loss)	$(1,655)	$911	$(4,342)	$(474)
Cost of product revenues, amortization of intangible assets	149	113	399	337
Cost of product revenues, stock-based compensation expense	200	120	495	334
Amortization of intangible assets	180	39	352	117
Research and development, stock-based compensation expense	230	129	612	409
Selling, general and administrative, stock-based compensation expense	681	629	1,994	1,821
Loss on sale of assets	-	84	-	84
Non-GAAP net income (loss)	$(215)	$2,025	$(490)	$2,628